UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 10, 2020, WPX Energy, Inc. (the “Company”) completed a $900 million registered offering (the “Offering”) of its 4.500% Senior Notes due 2030 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-221301) (the “Registration Statement”) of the Company, and the prospectus supplement dated January 7, 2020 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 8, 2020.

The Notes were issued under an Indenture, dated as of September 8, 2014 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of January 10, 2020 (the “Fifth Supplemental Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 4.500% per annum and were priced at 100.000% of par. The Notes will pay interest semi-annually in cash in arrears on January 15 and July 15 of each year commencing on July 15, 2020. The Notes will mature on January 15, 2030. At any time prior to January 15, 2023, the Company may, on one or more occasions and subject to certain conditions described in the Indenture, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 104.500% of the principal amount of the Notes redeemed with an amount of cash not greater than the net proceeds that the Company raises in certain equity offerings, as described in the Indenture. The Company also has the option, at any time prior to January 15, 2025, on one or more occasions, to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a specified “make whole” premium as described in the Indenture. At any time on or after January 15, 2025, the Company may, on one or more occasions, redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture.

The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The Company intends to use the net proceeds of the Offering to finance a portion of the cash consideration for its previously announced acquisition of Felix Energy Holdings II, LLC (‘‘Felix’’) and to pay certain fees and expenses. Under the terms of the Indenture, the gross proceeds of Notes offering (together with any other property from time to time held in the escrow account, the ‘‘Escrow Property’’) were deposited into an escrow account upon the closing of the Offering. The notes will not be secured by any lien over the Escrow Property. The Escrow Property shall be released to the Company, on or prior to July 15, 2020 (the ‘‘Outside Date’’), upon the Company’s certifying to the escrow agent that the Acquisition will be consummated simultaneously or substantially concurrent with the release of funds from the escrow account (the ‘‘Escrow Release Condition’’). If (i) the Escrow Release Condition has not been satisfied prior to 11:59 p.m. (New York City time) on the Outside Date or (ii) the Company delivers a termination notice to the Escrow Agent prior to 11:59 p.m. (New York City time) on the Outside Date indicating that (a) the Company will not pursue the consummation of the Acquisition or (b) the Company has determined in our sole discretion that the Escrow Release Condition cannot or is not reasonably likely to be satisfied by 11:59 p.m. (New York City time) on the Outside Date, the Notes will be subject to a special mandatory redemption, at a price equal to 100% of the initial issue price of the notes, plus accrued and unpaid interest from the date of initial issuance of the notes to, but not including, the special mandatory redemption date.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which was filed as an exhibit to the Registration Statement, and the Fifth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K. Each of the foregoing documents is incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

ITEM 8.01 Other Events.

Underwriting Agreement

On January 7, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, with respect to the Offering. The Underwriting Agreement is filed as Exhibit 1.1 hereto.

The Offering closed on January 10, 2020. The gross proceeds of the offering were deposited into an escrow account upon the closing of the Offering as set described in Item 1.01 of this Current Report on Form 8-K. Upon release from escrow, if the Escrow Release Condition is satisfied, the Company intends to use the net proceeds from the Offering to finance a portion of the cash consideration for the acquisition of Felix and to pay related fees and expenses. The Offering was made pursuant to the Company’s Registration Statement. A legal opinion of Weil, Gotshal & Manges LLP relating to the Registration Statement is filed herewith as Exhibit 5.1.

Revolving Credit Facility Consent Letter

In connection with the Offering, the Company entered into a limited waiver and consent letter agreement, dated as of January 7, 2010 (the “Consent Letter”), with the administrative agent and certain lenders party to its senior secured revolving credit facility agreement with Wells Fargo Bank, National Association, as administrative agent and lender and the other lenders party thereto (the “Credit Facility”). The Consent Letter waives the automatic borrowing base reduction which would otherwise occur under the Credit Facility at the time of the issuance of the Notes and consents to any liens with respect to the escrow account for the Notes to the extent applicable. As described above, the Notes will not be secured by any lien over the Escrow Property.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 7, 2020, by and between WPX Energy, Inc. and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives.
4.1	Fifth Supplemental Indenture, dated as of January 10, 2020, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 4.500% Senior Note due 2030 (included in Exhibit 4.1).
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

January 10, 2020